Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK UPDATES 2005 GUIDANCE FOR FASTCLICK ACQUISITION

Westlake Village, CA – September 30, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today announced that it has updated its fiscal year 2005 guidance to reflect the completion of its acquisition of Fastclick, announced today in a separate press release. The Company’s updated 2005 guidance reflects the inclusion of three months of Fastclick’s operating results for the quarter ended December 31, 2005.

Business Outlook
The following statements are based on current expectations, and actual results may differ materially. These statements are forward-looking, and do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

ValueClick expects that Fastclick will contribute approximately $22.0 million in revenue, $3.9 million in adjusted-EBITDA1, and $2.4 million in EBITDA1 (which includes a reduction of approximately $1.5 million for stock-based compensation expense) to the Company’s fourth quarter 2005 financial results. Based on these expectations, ValueClick is updating its 2005 revenue and EBITDA guidance as follows:

Fiscal Year 2005	Previous Guidance	New Guidance
Revenue	$269-279 million	$291-301 million

EBITDA	$70-74 million	$72.4-76.4 million

ValueClick anticipates that it will provide updated guidance for 2005 diluted net income per common share when it reports its third quarter 2005 financial results after the close of market on Tuesday, November 1, 2005.

1 “Adjusted-EBITDA” (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) and “EBITDA” (earnings before interest, taxes, depreciation, and amortization) included in this press release are non-GAAP (Generally Accepted Accounting Principles) financial measures. Adjusted-EBITDA represents net income excluding the effects of interest, taxes, depreciation, amortization, and stock-based compensation. EBITDA represents net income excluding the effects of interest, taxes, depreciation, and amortization.

Adjusted-EBITDA and EBITDA, as defined above, may not be similar to adjusted-EBITDA and EBITDA measures used by other companies and are not measurements under GAAP. Management believes that adjusted-EBITDA and EBITDA provide useful information to investors about the Company’s performance because they eliminate the effects of period-to-period changes in costs associated with capital investments and income from interest on the Company’s cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA and EBITDA in evaluating the overall performance of the Company’s business operations.

Prior to its acquisition by ValueClick, Fastclick had utilized the adjusted-EBITDA measure in its quarterly financial results press releases. ValueClick has utilized EBITDA.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, ValueClick Search and Web Clients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to complete the merger and successfully integrate the two companies, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q, current reports on Form 8-K, its amended registration statement on Form S-4, filed on September 27, 2005, and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted.

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